EXHIBIT 10.1
Federal Signal Corporation
2005 Executive Incentive Compensation Plan (2010 Restatement)
Nonqualified Stock Option Award Agreement
You have been selected to be a Participant in the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”), as specified below:

Participant:

Date of Grant:

Date of Expiration:

Number of Option Shares:

Option Price:

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.
THIS AWARD AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of nonqualified stock options (the “Options”) by Federal Signal Corporation, a Delaware corporation (together with its wholly owned subsidiaries hereinafter referred to as the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the Options. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of Stock Options. The Company hereby grants to the Participant the number of Options set forth above to purchase the number of shares of Company common stock (“Shares”) set forth above, at the stated Option Price, which is one hundred percent (100%) of the fair market value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Award Agreement. Subject to Section 11 herein, each Option shall be exercisable into one Share.
2.    Exercise of Stock Options. Except as hereinafter provided, the Participant may exercise these Options at any time after the Date of Grant, and according to the vesting schedule set forth on the previous page, provided that no exercise may occur subsequent to the close of business on the Date of Expiration.
These Options may be exercised in whole or in part, but not for less than one hundred (100) Shares at any one time, unless fewer than one hundred (100) Shares then remain subject to the Options, and the Options are then being exercised as to all such remaining Shares.
3.    Limitations on Exercise. Except as set otherwise set forth in this Award Agreement, the Participant must exercise all rights under this Award Agreement prior to the tenth anniversary of the Date of Grant (i.e., the Options will expire upon the tenth anniversary). The Participant may sell the Shares acquired via these Options at any time, subject to Company policy on insider trading and stockholding requirements.

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4.    Termination of Employment by Death. In the event the employment of the Participant is terminated by reason of death, all outstanding Options not yet vested shall become immediately fully vested and, along with all previously vested Options, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution.
5.    Termination of Employment by Disability. In the event the employment of the Participant is terminated by reason of Disability, all outstanding Options not yet vested shall become immediately fully vested and, along with all previously vested Options, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Administrator determines the definition of Disability to have been satisfied, whichever period is shorter. For purposes of this Award Agreement, Disability shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Administrator.
6.    Termination of Employment by Retirement. In the event the employment of the Participant is terminated by reason of Participant’s retirement on terms and conditions authorized in writing by the Administrator, the Administrator may exercise its discretion at or near the Participant’s retirement date to provide that all outstanding Options not yet vested are immediately fully vested and, along with all previously vested Options, remain exercisable at any time prior to their expiration date, or for five (5) years after the date of retirement, whichever period is shorter. In exercising its discretion under this Section 6, the Administrator shall consider whether the Participant: (1) remained employed in good standing with the Company through the Participant’s retirement date; (2) provided reasonable written notice to the Company of the Participant’s intention to retire of no less than twelve weeks; (3) materially breached any statutory, contractual, or common law duties owed to Company or any material Company Policy, including but not limited to post-employment non-competition, non-solicitation and confidentiality obligations; and (4) failed in good faith to provide to and perform for Company all reasonably requested duties and responsibilities in connection with the transition of the Participant’s duties and responsibilities. In exercising its discretion, the Administrator shall also consider: (1) the financial status of the Company; (2) Company performance: (3) Company stock performance; and (4) where appropriate, input from Company management. In the event the Committee does not so exercise its discretion, the Participant’s termination from employment shall be considered a termination of employment for other reasons and vesting and exercising shall be governed by Section 7 of this Award Agreement.
7.    Termination of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in Sections 4, 5 or 6 herein, all previously vested Options shall remain exercisable for a period of three months from the effective date of termination. For the avoidance of doubt, termination of employment on account of a Divestiture of a Business Segment shall result in the Options remaining exercisable for a period of three months from the Divestiture Date. The portion of the Options not yet vested as of the date of termination (after first taking into account the accelerated vesting provisions of Sections 4, 5, 6, and 9) shall be forfeited. The transfer of employment of the Participant between the Company and any affiliate or subsidiary (or between affiliates and/or subsidiaries) shall not be deemed a termination of employment for purposes of this Award Agreement.
For the avoidance of doubt, in instances involving the termination of the Participant’s employment, the reason for the termination of the Participant’s employment (i.e., death, disability, retirement, for other reasons, or divestiture of business segment) shall control the vesting and exercising implications. For example, the Participant’s death or disability following the Participant’s termination of employment by reason of retirement shall not impact the vesting or exercising of Options which shall continue to be governed by Section 6.
8.    Change in Control. In the event the Participant is employed by the Company or its subsidiaries on a Change in Control (as that term is defined in the Company’s Change in Control Policy), the Participant’s right to exercise these Options shall become immediately fully vested as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining term of the Options, subject to the terms of the Plan.

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9.    Acceleration of Vesting of Options in the Event of Divestiture of Business Segment. In the event that the “Business Segment” (as that term is defined in this Section below) in which the Participant is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Participant’s employment with the Company and its subsidiaries for any reason, the Participant’s right to exercise the Options subject to this Award Agreement shall immediately vest and the Options shall become immediately exercisable as of the Divestiture Date as to that portion of these Options that are not vested and exercisable as of such date.
For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate operating segment under the segment reporting rules under generally accepted accounting principles as used in the United States, which currently includes the following: Safety and Security Systems Group, Fire Rescue Group, and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.

For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:

(a)
When used with reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)
When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)
When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.

10.    Restrictions on Transfer. Unless determined otherwise by the Administrator pursuant to the terms of the Plan, these Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, these Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
11.    Recapitalization. In the event there is any change in the Company’s Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the Administrator may, in its sole discretion, make such adjustments to these Options that it deems necessary in order to prevent dilution or enlargement of the Participant’s rights.

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12.    Procedure for Exercise of Options. These Options may be exercised by delivery of timely written notice to the Company at its executive offices, addressed to the attention of the corporate secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of Options being exercised and thus the number of full Shares then elected to be purchased with respect to the Options; and (c) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, and the Participant’s copy of this Award Agreement.
The Option Price upon exercise of these Options shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Administrator); or (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, except as otherwise determined by the Administrator, the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); or (c) by a combination of (a) and (b).
Subject to the approval of the Administrator, the Participant may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Administrator, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.
The Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of shares purchased under the Option. The Company shall maintain a record of all information pertaining to the Participant’s rights under this Award Agreement, including the number of Shares for which the Options are exercisable. If all of the Options granted pursuant to this Award Agreement have been exercised, this Award Agreement shall be returned to the Company and canceled.
13.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Corporate Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Beneficiary Designation (name, address, and relationship):
____________________________
____________________________
____________________________
14.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Award Agreement until such time as the option exercise price has been paid, and the Shares have been issued and delivered to him or her.
15.    Section 409A. This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”) as a stock right.
16.    Continuation of Employment. This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company or its subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s or its subsidiaries’ right to terminate the Participant’s employment at any time.

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17.    Entire Award; Modification. This Award Agreement and the Plan constitutes the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Award Agreement may only be modified or amended in writing, signed by both parties.
18.    Severability. In the event any one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Award Agreement shall not in any way be affected or impaired thereby.
19.    Miscellaneous

(a)
This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Administrator may adopt for administration of the Plan. The Administrator shall have the right to impose such restrictions on any Shares acquired pursuant to these Options, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(b)
The Administrator may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s vested rights under this Award Agreement, without the written consent of the Participant.

(c)
The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Award Agreement.

The Participant may elect, subject to any procedural rules adopted by the Administrator, to satisfy the minimum statutory withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate fair market value on the date the tax is to be determined, equal to such minimum statutory withholding tax.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Award Agreement.

(e)	This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Award Agreement, with respect to these Options, shall be binding on any successor to the Company, whether the existence of

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such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	The Participant agrees to execute this Award Agreement and return it to the address below within 45 days of receipt of this Award Agreement or forfeit the awarded stock options.
Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, Illinois 60523
Attention: Corporate Secretary

(h)
To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to principles of conflict of law.

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IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the Date of Grant.
Federal Signal Corporation

By:

ATTEST:
By:
Participant: _______________________________

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